Ancillary Services Agreement


     This Ancillary Service Agreement (this "Agreement") is entered into as of the ____ day of __________, 1999, by and between ___________________, a
__________       corporation      (the      "Receiving      Company"),       and
__________________________,   a   _____________   corporation   (the  "Providing
Company").

     WHEREAS, each of the Receiving Company and the Providing Company is a direct or indirect subsidiary of Dominion Resources, Inc. ("DRI");

     WHEREAS, each of the Receiving Company and the Providing Company believes that it is in the interest of the Receiving Company to provide for an arrangement whereby the Receiving Company may, from time to time and at the option of the Receiving Company, agree to purchase administrative, management and other operating services from the Providing Company;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     I. SERVICES OFFERED. Exhibit I hereto lists and describes all of the services that are available from the Providing Company. The Providing Company hereby offers to supply those services to the Receiving Company. Such services are and will be provided to the Receiving Company only at the request of the Receiving Company.

     II. SERVICES SELECTED.

     A. Initial Selection of Services. Exhibit II lists the services the Receiving Company hereby agrees to receive from the Providing Company.

     B. Annual Selection of Services. The Providing Company shall send an annual service proposal form to the Receiving Company on or about December 1 listing services proposed for the coming calendar year. By December 31, the Receiving Company shall notify Providing Company of the services it has elected to receive from the Providing Company during the following calendar year.

     III. PERSONNEL. The Providing Company will provide services by utilizing the services of such executives, accountants, financial advisers, technical advisers, attorneys, engineers, geologists, operating personnel and other persons as have the necessary qualifications.

     IV. COMPENSATION AND ALLOCATION. As and to the extent required by law, the Providing Company will provide such services at cost. Exhibit III hereof contains rules for determining and allocating costs for the Providing Company.
Exhibit III contemplates that the

Providing Company may be providing the same services to more than one Receiving Company under separate Ancillary Services Agreements.

     V. TERMINATION AND MODIFICATION.

     A. Modification of Services. The Receiving Company may modify its selection of services at any time during the calendar year by giving the Providing Company written notice of the additional services it wishes to receive, and/or the services it no longer wishes to receive, from the Providing Company. The requested modification in services shall take effect on the first day of the first calendar month beginning at least fifteen (15) days after the Receiving Company sent written notice to the Providing Company.

     B. Modification of Other Terms and Conditions. No other amendment, change or modification of this Agreement shall be valid, unless made in writing and signed by the parties hereto.

     C. Termination of this Agreement. The Receiving Company may terminate this Agreement as to the Providing Company by providing sixty (60) days advance written notice of such termination to the Providing Company. The Providing Company may terminate this Agreement as to the Receiving Company by providing sixty (60) days advance written notice of such termination to the Receiving Company. Termination of any separate Ancillary Services Agreement by either party to the instant Agreement shall not affect the obligations of the Parties pursuant to the instant Agreement unless the parties modify the instant Agreement pursuant to Paragraph V.A and/or paragraph V.B.

     This Agreement is subject to termination or modification at any time to the extent its performance may conflict with the provisions of the Public Utility Holding Company Act of 1935, as amended ("1935 Act"), or with any rule, regulation or order of the Securities and Exchange Commission ("SEC") adopted before or after the making of this Agreement. This Agreement shall be subject to the approval of any state commission or other state regulatory body whose approval is, by the laws of said state, a legal prerequisite to the execution and delivery or the performance of this Agreement.

     VI. NOTICE. Where written notice is required by this Agreement, said notice shall be deemed given when mailed by United States registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  a.       To the Receiving Company:

                           --------------------
                           --------------------
                           --------------------
                           --------------------

                  b.       To the Providing Company:

                           --------------------
                           --------------------
                           --------------------
                           --------------------

     VII. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of incorporation of the Providing Company, without regard to its conflict of laws provisions.

     VIII. ENTIRE AGREEMENT. This Agreement, together with its exhibits, constitutes the entire understanding and agreement of the parties with respect to its subject matter, and effective upon the execution of this Agreement by the respective parties hereof and thereto, any and all prior agreements, understandings or representations with respect to this subject matter (except for completion of obligations of the parties to each other arising before the effective date of this Agreement) are hereby terminated and canceled in their entirety and are of no further force or effect.

     IX. WAIVER. No waiver by any party hereto of a breach of any provision of this Agreement shall constitute a waiver of any preceding or succeeding breach of the same or any other provision hereof.

     X. ASSIGNMENT. This Agreement shall inure to the benefit of and shall be binding upon the parties and their respective successors and assigns. No assignment of this Agreement or any party's rights, interests or obligations hereunder may be made without the other party's consent, which shall not be unreasonably withheld, delayed or conditioned.

     XI. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above mentioned.

                                                By Receiving Company:

                                                --------------------------------

                                                --------------------------------



Attest:


-----------------------------


                                                By Providing Company:

                                                --------------------------------

                                                --------------------------------



Attest:


-------------------------------

                                                                       EXHIBIT I



              DESCRIPTION OF SERVICES OFFERED BY PROVIDING COMPANY
                     UNDER THIS ANCILLARY SERVICES AGREEMENT


     1. Accounting, Treasury and Finance. Provide advice and assistance to Receiving Company in accounting, treasury and finance matters, including the development of accounting practices, procedures and controls (including the maintenance of the general ledger and related subsidiary systems), the preparation and analysis of financial reports, and the processing of certain accounts such as accounts payable, payroll, customer and cash management.

     2. Legal and Regulatory. Provide advice and assistance with respect to legal and regulatory issues as well as regulatory compliance, including 1935 Act authorizations and compliance and regulatory matters under other Federal and State laws.

     3. Information Technology, Electronic Transmission and Computer Services. Provide the organization and resources for the operation of an information technology function including the operation of a data processing facility and the management of a telecommunications network. Develop, implement and process computerized applications for Receiving Company.

     4. Software. License Receiving Company, on a non-exclusive, no-charge or at-cost basis, to use all software which Providing Company has the right to sell, license or sub-license; and, at Receiving Company's expense, permit Receiving Company to enhance any such software and license others to use all such software and enhancements to the extent that Providing Company shall have the legal right to so permit.

     5. Operations. Advise and assist Receiving Company in the study, planning, engineering and construction of its energy plant facilities, advise and assist in matters related to gas control and advise, assist and manage the planning, engineering (including maps and records) and construction operations of Receiving Company. Develop long-range operational programs for Receiving Company and advise and assist Receiving Company in the coordination of such programs with the programs of the other DRI subsidiaries.

     6. Executive and Administrative. Advise and assist Receiving Company in the solution of major problems and in the formulation and execution of the general plans and policies of Receiving Company. Advise and assist Receiving Company as to operations, the issuance of securities, the preparation of filings arising out of or required by the various Federal and State securities, business, public utilities and corporation laws, the selection of executive and administrative personnel, the representation of Receiving Company before regulatory bodies, proposals for capital expenditures, budgets, financing, acquisition and disposition of properties, expansion of business, rate structures, public relationships and other related matters.

     7. Business and Operations Services. Advise and assist Receiving Company in all matters relating to operational capacity and the preparation and coordination of operating studies. Manage Receiving Company's purchase, sale, movement, transfer and accounting of volumes to ensure continued recovery of all prudently incurred energy purchase costs through local jurisdictional cost recovery mechanisms. Compile and communicate information relevant to system operation. Perform general business and operations support services, including business, plant and facilities operation, maintenance and management, and travel, aviation, fleet and mail services.

     8. Exploration and Development. Advise and assist Receiving Company in all geological and exploration matters including the acquisition and surrender of acreage and the development of underground storage facilities.

     9. Marketing. Plan, formulate and implement marketing programs (other than energy marketing), as well as provide associated marketing services to assist Receiving Company with improving customer satisfaction, load retention and shaping, growth of energy sales and deliveries, energy conservation and efficiency. Assist Receiving Company in carrying out policies and programs for the development of plant locations and of industrial, commercial and wholesale markets and assist with community redevelopment and rehabilitation programs.

     10. Corporate Planning. Advise and assist Receiving Company in studying and planning in connection with operations, budgets, economic forecasts, capital expenditures and special projects.

     11.  Purchasing.  Advise and assist  Receiving  Company in the  purchase of
materials,  supplies  and  services,  conduct  purchase  negotiations,   prepare
purchasing agreements and administer programs of material control.

     12. Rates. Advise and assist Receiving Company in the analysis of its rate structure in the formulation of rate policies and in the negotiation of large contracts. Advise and assist Receiving Company in proceedings before regulatory bodies involving the rates and operations of Receiving Company and of other competitors where such rates and operations directly or indirectly affect Receiving Company.

     13. Research. Investigate and conduct research into problems relating to production, utilization, testing, manufacture, transmission, storage and distribution of energy. Keep abreast of and evaluate for Receiving Company all research developments and programs of significance affecting Receiving Company and the energy industry, conduct research and development in promising areas and advise and assist in the solution of technical problems arising out of Receiving Company's operations.

     14. Tax. Advise and assist Receiving Company in the preparation of Federal and other tax returns, and generally advise Receiving Company as to any problems involving taxes including the provision of due diligence in connection with acquisitions.

     15. Environmental Compliance. Provide consulting, cleanup, and other activities as required by Receiving Company to ensure full compliance with applicable environmental statutes and regulations.

     16. Customer Services. Provide services and systems dedicated to customer service, including billing, remittance, credit, collections, customer relations, call centers, energy conservation support and metering.

     17. Energy Marketing. Provide services and systems dedicated to energy marketing, including marketing and trading of gas and electric power, and energy price risk management and development of marketing and sales programs in physical and financial markets.

     18. External Affairs. Provide services in support of corporate strategies for managing relationships with federal, state and local governments, agencies and legislative bodies. Formulate and assist with public relations and communications programs and administration of corporate contribution and community affairs programs.

                                                                      EXHIBIT II

                SERVICES RECEIVING COMPANY AGREES TO RECEIVE FROM
                                PROVIDING COMPANY


SERVICE                                                        YES         NO

1.  Accounting, Treasury and Finance                          _____       _____
2.  Legal and Regulatory                                      _____       _____
3.  Information Technology, Electronic Transmission
    and Computer Services                                     _____       _____
4.  Software Pooling                                          _____       _____
5.  Operations                                                _____       _____
6.  Executive and Administrative                              _____       _____
7.  Business and Operations Services                          _____       _____
8.  Exploration and Development                               _____       _____
9.  Marketing                                                 _____       _____
10. Corporate Planning                                        _____       _____
11. Purchasing                                                _____       _____
12. Rates                                                     _____       _____
13. Research                                                  _____       _____
14. Tax                                                       _____       _____
15. Environmental Compliance                                  _____       _____
16. Customer Services                                         _____       _____
17. Energy Marketing                                          _____       _____
18. External Affairs                                          _____       _____

8

                                                                     EXHIBIT III


                   METHODS OF ALLOCATION FOR PROVIDING COMPANY


Providing Company shall allocate costs independently to Receiving Company, or, as the case may be, among companies receiving service from it under this and similar Ancillary Service Agreements using the following methods:

I. The costs of rendering service by Providing Company will include all costs of doing business including interest on debt but excluding a return for the use of equity capital for which no charge will be made to Receiving Company.

II.  A.   Providing  Company will maintain a separate  record of the expenses of each department. The expenses of each department will include:

          1. those expenses that are directly attributable to such department, and

          2. an appropriate portion of those office and housekeeping expenses that are not directly attributable to a department but which are necessary to the operation of such department.

     B. Expenses of the department will include salaries and wages of employees, rent and utilities, materials and supplies, depreciation, and all other expenses attributable to the department. The expenses of a department will not include:

          1. those incremental out-of-pocket expenses that are incurred for the direct benefit and convenience of an individual company or group of companies,

          2. Providing Company overhead expenses, including expenses of the corporate secretary's department that are attributable to maintaining the corporate existence of Providing Company, and all other incidental overhead expenses including those auditing fees, internal auditing department expenses and accounting department expenses attributable to Providing Company.

     C. Providing Company will establish annual budgets for controlling the expenses of each department and for determining estimated costs.

III. A.   Employees in each department will be divided into two groups:

          1. Group A will include those employees rendering service to Receiving Company, and

          2. Group B will include those office and general service employees, such as secretaries, file clerks and administrative assistants, who generally assist employees in Group A or render other housekeeping services and who are not engaged directly in rendering service to Receiving Company or a group of Receiving Companies.

     B.   Expenses set forth in Section II. above will be separated to show:

          1.   salaries and wages of Group A employees, and

          2.   all other expenses of the department.

     C. There will be attributed to each dollar of a Group A employee's salary or wage, that percentage of all other expenses of his department (as defined in B above), that his salary or wage is to the total Group A salaries and wages of that department.

     D. Group A employees in each department will maintain a record of the time they are employed in rendering service to Receiving Company or group of Receiving Companies. An hourly rate will be determined by dividing the total expense attributable to a Group A employee as determined under subsection C above by the productive hours reported by such employee.

IV. The charge to Receiving Company for a particular service will be determined by multiplying the hours reported by Group A employees in rendering such service to Receiving Company by the hourly rates applicable to such employees. When such employees render service to a group of Receiving Companies, the charge to each Receiving Company will be determined by multiplying the hours attributable to Receiving Company under the allocation formulas set forth in Section IX of this Exhibit by the hourly rates applicable to such employees.

V. To the extent appropriate and practical, the foregoing computations of hourly rates and charges may be determined for groups of employees within reasonable salary range limits.

VI. Those expenses of Providing Company that are not included in the annual expense of a department under Section II. above will be charged to Receiving Company as follows:

     A. Incremental out-of-pocket costs incurred for the direct benefit and convenience of Receiving Company or group of Receiving Companies will be charged directly to such company or group of companies. Such costs incurred for a group of Receiving Companies will be allocated on the basis of an appropriate formula.

     B. Providing Company overhead expenses referred to in Section II. above will be charged to Receiving Company in the proportion that the charges made to the Receiving Company for costs, other than those set forth in this Section VI, are to total costs incurred by Receiving Company or, as the case may be, to the total of such charges to all Receiving Companies receiving such service.

VII. Notwithstanding the foregoing basis of determining cost allocations for billing purposes, cost allocations for certain services involving machine operations and production units will be determined on an appropriate basis established by the Providing Company relating to the direct use of machine equipment or production units.

VIII.Monthly  bills will be issued for the  services  rendered to the  Receiving
     Company on an actual or estimated basis. Estimates will normally be predicated on service department budgets and estimated productive hours of employees for the year. At the end of each year, estimated figures will be revised to reflect actual experience during such year and adjustments will be made in amounts billed to give effect to such revision.

IX. When Group A employees render services to a group of Receiving Companies, and direct charging of cost is not appropriate, the following formulas shall be used to allocate the time of such employees to the individual companies receiving such service:

     A. The Service Department or Function formulas to be used when employees render services to all Receiving Companies participating in such service, for the services indicated are set forth below.

        Service Department               Basis of Allocation
           or Function

 Corporate Planning:
   - Capital Budgets               Total investment in plant recorded at
                                   preceding December 31st.
   - Operating &
       Maintenance Budgets         Total operating expenses, excluding purchased
                                   gas expense, purchased power expense
                                   (including fuel expenses), other purchased products and royalties, for the preceding year ended December 31st.

 Business and Operations           Throughput gas and/or electricity load for
  Services                         the preceding year ended December 31st.

        Service Department               Basis of Allocation
           or Function

 Rates Total regulated company operating expenses, excluding purchased gas expense, purchased power expense (including fuel expense), other purchased products and royalties, for the preceding year ended December 31st.

 Research Gross revenues from the sale of natural gas (including intercompany sales) and electricity, recorded during the preceding year ended December 31st.

 Tax The sum of the total income and total deductions as reported for Federal Income Tax purposes on the last return filed.


 Customer Services                 For metering, the number of gas or  electric
                                   meters for the preceding year ended December
                                   31st; otherwise the number of customers for the preceding year ended December 31st.

 Operations:                       Number of customers at the end of the
                                   preceding year ended December 31st.

 Information Technology:
  LDC/EDC Computer Applications    Number of residential and commercial
                                   customers at the end of the preceding year ended December 31st.

   Other Computer Applications     Number of users or usage of specific computer
                                   systems at the end of the preceding year ended December 31st.

   Network Computer Applications   Number of network  devices at the end of the
                                   preceding year ended December 31st.

   Telecommunications Applications Number of telecommunications units at the end of the preceding year ended December 31st.

 Facility Services:
   Building Services               Square footage of office  space  as  of  the
                                   preceding year ended December 31st.

        Service Department               Basis of Allocation
           or Function

 Processing Services:
   Payroll Number of employees on the previous December 31st or the number of payroll payments generated during the previous year ending December 31st.

   Cash Management &               Number of customer payments processed during
   Customer Payment Processing     the preceding year ended December 31st.

   Accounts Payable Processing     Number of accounts payable documents
                                   processed during the preceding year ended
                                   December 31st.

   Fleet Administration            Number of vehicles at December 31st.

 Purchasing                        Dollar value of contract procurements for the
                                   preceding year ended December 31st.


 Engineering Services:
   General Services                Gas pipeline and/or electric supply line
                                   footage as of the preceding year ended
                                   December 31st.

   Transmission and Storage
   Services Total investment in storage and transmission plant as of the preceding year ended December 31st.

 Gas Supply:                       Gas volumes  purchased  for each  affiliate
                                   for the preceding year ended December 31st.

 Electricity Supply:               Electricity load purchased for each affiliate
                                   for the preceding year ended December 31st.

 Marketing
   Shared Projects                 Annual marketing plan budget for the current
                                   year of allocation.

   Other Indirect Costs            Total marketing direct and shared project
                                   costs billed to each Receiving Company for the preceding year ended December 31st.

 Material Management               Material inventory assets as of the preceding
                                   year ended December 31st.

        Service Department               Basis of Allocation
           or Function

 Financial Accounting and
 Reporting                         Number of financial related transactions,
                                   records and reports generated, and account code combinations for the preceding year ended December 31st.

 Regulated Fixed Assets            Regulated companies fixed assets added,
                                   retired or transferred during the preceding year ended December 31st.


     B. Company Group Formulas to be used in the absence of a service department or function formula or when service rendered by employees is for a different group of Receiving Companies than those companies regularly participating in such service:

              Company Group                   Basis of Allocation

All companies (includes all        Total operating expenses, excluding
Receiving Companies  except        purchased gas expense, purchased power
Providing  Company)                expense (including fuel expense), other
                                   purchased products and royalties, for the preceding year ended December 31st.

All retail companies               Volume of gas and quantity of electricity
                                   sold at retail during the preceding year ended December 31st (converted to dollar value).

All wholesale companies            Gross revenues from sales for resale recorded
                                   during the preceding year ended December
                                   31st.

All companies having               Gross investment in transmission plant
 transmission lines                recorded at preceding December 31st.

All production companies           Production plant budget for the current year
                                   of allocation.

Appalachian production             Gross investment in Appalachian production
 companies                         plant recorded at preceding December 31st.

All storage companies              Gross investment in storage plant, excluding
                                   non-current inventory, recorded at preceding
                                   December 31st.

All Companies/                     The weighted average of the previous three
 Shareholder Activities            years of Providing Company billings.

All unregulated companies          Total unregulated companies' operating
                                   expenses, excluding purchased gas expense, purchased power expense (including fuel expense), other purchased products and royalties, for the preceding year ended
                                   December 31st.

All regulated companies            Total regulated companies' operating
                                   expenses, excluding purchased gas expense, purchased power expense (including fuel expense), other purchased products and royalties, for the preceding year ended
                                   December 31st.

     C. If the use of a basis of allocation would result in an inequity because of a change in operations or organization, then the Providing Company may adjust the basis to effect an equitable distribution.